UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2011

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
 Midland, Virginia 22728
(Address of principal executive offices)

(504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2010, the Smith-Midland (the “Company”) received a commitment from Summit Community Bank in the amount of $575,000 to provide funding to enable the Company to make improvements to its existing commercial building site.  On April 26, 2011 the loan was closed with the following key provisions.  The loan is collateralized by a 2nd lien position on the Company’s commercial site in Midland, Virginia including all improvements.  The interest rate is equal to the Federal Home Loan Bank of Boston 3 year classic rate plus 2.75% with an initial and floor rate of 5.29%.  The interest rate is adjustable every three years with principal and interest payments due monthly until maturity. The loans matures on is April 20, 2021.

A copy of the Promissory Note and the Credit Line Deed of Trust (security agreement) are attached hereto as exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

ExhibitNo.	Exhibit Description
10.1	Promissory Note, dated April 20, 2011 and executed on April 26, 2011, in the amount of $575,000 issued by the Company to Summit Community Bank.

10.2	A Credit Line Deed of Trust dated April 20, 2011 and executed on April 26, 2011 between the Company and Summit Community Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 28, 2011

SMITH-MIDLAND CORPORATION

By: /s/ William A. Kenter William A. Kenter Chief Financial Officer